UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2010

RADNET, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	0-19019	13-3326724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 Cotner Avenue
Los Angeles, California  90025
(Address of Principal Executive Offices) (Zip Code)

(310) 478-7808
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

Item  2.01                      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 2, 2010 RadNet, Inc. (“RadNet”) consummated the acquisition of five medical imaging facilities located in New Jersey pursuant to the definitive purchase agreement dated as of September 7, 2010 for an aggregate of $17.150 million in cash.

Item 8.01                      OTHER EVENTS

On December 3, 2010 RadNet issued a press release announcing the closing of the acquisition of the five New Jersey facilities included at Exhibit 99.1 to this Current Report.  Exhibit 99.1 is being furnished and shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed with the Commission.

Item  9.01                    FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial statements of businesses acquired

The financial statement required by this item will be filed with the Securities and Exchange Commission (the “SEC”) as soon as practicable, but in no event later than December 15, 2010.

(b)           Pro forma financial information

The financial statements required by this item will be filed with the SEC as soon as practicable, but in no event later than December 15, 2010.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated December 3, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2010	RADNET, INC.
By: /s/ Jeffrey L. Linden Name: Jeffrey L. Linden Title: Executive Vice President and General Counsel

EXHIBIT INDEX

99.1                      Press Release dated December 3, 2010